As filed with the Securities and Exchange Commission on May 13, 2022

Registration No. 333-255944

Registration No. 333-235344

Registration No. 333-229575

Registration No. 333-222922

Registration No. 333-215943

Registration No. 333-201906

Registration No. 333-195867

Registration No. 333-193844

Registration No. 333-179325

Registration No. 333-171966

Registration No. 333-164536

Registration No. 333-153477

Registration No. 333-146051

Registration No. 333-140235

Registration No. 333-125464

Registration No. 333-125463

Registration No. 333-111803

Registration No. 333-102060

Registration No. 333-65044

Registration No. 333-50418

Registration No. 333-50202

Registration No. 333-78473

Registration No. 333-78471

Registration No. 333-78469

Registration No. 333-78467

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-255944

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-235344

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-229575

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-222922

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-215943

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-201906

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-195867

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-193844

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-179325

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-171966

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-164536

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-153477

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-146051

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-140235

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-125464

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-125463

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-111803

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-102060

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-65044

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-50418

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-50202

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-78473

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-78471

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-78469

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-78467

UNDER THE SECURITIES ACT OF 1933

Bottomline Technologies, Inc.

(Exact name of issuer as specified in its charter)

Delaware	02-0433294
(State of incorporation)	(I.R.S. Employer Identification No.)

325 Corporate Drive
Portsmouth, New Hampshire	03801
(Address of Principal Executive Offices)	(Zip Code)

2019 Stock Incentive Plan

2018 Israeli Special Purpose Stock Incentive Plan

Andera, Inc. 2010 Stock Option/Stock Issuance Plan

2009 Stock Incentive Plan

Amended and Restated 2000 Employee Stock Purchase Plan

2000 Stock Incentive Plan

2000 Employee Stock Purchase Plan

1998 Director Stock Option Plan

1998 Employee Stock Purchase Plan

Amended and Restated 1997 Stock Incentive Plan

1997 Incentive Stock Option Plan

1990 Incentive Stock Option Plan

Amended and Restated 1989 Stock Option Plan

(Full title of plan)

Craig Saks

Chief Executive Officer

Bottomline Technologies, Inc.

325 Corporate Drive

Portsmouth, NH 03801, USA

(603) 436-0700

(Name, address and telephone number of agent for service)

Copies to:

Theodore A. Peto, P.C.

Peter Stach

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

(312) 862-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF COMMON STOCK

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by Bottomline Technologies, Inc., a Delaware corporation (“Bottomline”) with the Securities and Exchange Commission (the “SEC”):

•	Registration Statement No. 333-255944, filed on May 10, 2021, relating to the registration of 2,200,000 shares of common stock issuable under Bottomline’s 2019 Stock Incentive Plan;

•

Registration Statement No.  333-235344, filed on December 4, 2019, relating to the registration of (i) 1,000,000 shares issuable under the 2019 Stock Incentive Plan and (ii) an additional 6,087,693 shares issuable under the 2019 Stock Incentive Plan;

•

Registration Statement No.  333-229575, filed on February 8, 2019, relating to the registration of (i) 2,200,000 shares issuable under the 2009 Stock Incentive Plan, as amended, and (ii) 200,000 shares issuable under the 2018 Israeli Special Purpose Stock Incentive Plan;

•	Registration Statement No. 333-222922, filed on February 8, 2018, relating to the registration of an additional 2,500,000 shares issuable under the 2009 Stock Incentive Plan, as amended;

•	Registration Statement No. 333-215943, filed on February 8, 2017, relating to the registration of an additional 800,000 shares issuable under the 2009 Stock Incentive Plan, as amended;

•	Registration Statement No. 333-201906, filed on February 6, 2015, relating to the registration of an additional 1,500,000 shares issuable under the 2009 Stock Incentive Plan, as amended;

•

Registration Statement No.  333-195867, filed on May 12, 2014, relating to the registration of (i) 28,462 shares subject to issuance upon the exercise of stock options previously granted under the Andera, Inc. 2010 Stock Option/Stock Issuance Plan, (ii) 9,482 shares subject to issuance but not yet issued under the Andera, Inc. 2010 Stock Option/Stock Issuance Plan, and (iii) an indeterminate number of options and other rights to acquire common stock, to be granted pursuant to the Andera, Inc. 2010 Stock Option/Stock Issuance Plan;

•	Registration Statement No. 333-193844, filed on February 10, 2014, relating to the registration of an additional 2,400,000 shares issuable under the 2009 Stock Incentive Plan, as amended;

•	Registration Statement No. 333-179325, filed on February 3, 2012, relating to the registration of an additional 2,800,000 shares issuable under the 2009 Stock Incentive Plan, as amended;

•

Registration Statement No. 333-171966, filed on January 31, 2011, relating to the registration of an additional 2,500,000 shares issuable under the Amended and Restated 2000 Employee Stock Purchase Plan;

•

Registration Statement No. 333-164536, filed on January 27, 2010, relating to the registration of 2,750,000 shares initially issuable under the 2009 Stock Incentive Plan and 1,000,000 shares that may become issuable under the 2009 Stock Incentive Plan;

•	Registration Statement No. 333-153477, filed on September 15, 2008, relating to the registration of an additional 924,733 shares issuable under the 2000 Stock Incentive Plan;

•	Registration Statement No. 333-146051, filed on September 13, 2007, relating to the registration of an additional 1,019,240 shares issuable under the 2000 Stock Incentive Plan;

•	Registration Statement No. 333-140235, filed on January 26, 2007, relating to the registration of an additional 2,251,138 shares issuable under the 2000 Stock Incentive Plan;

•	Registration Statement No. 333-125464, filed on June 3, 2005, relating to the registration of an additional 1,021,329 shares issuable under the 2000 Stock Incentive Plan;

•	Registration Statement No. 333-125463, filed on June 3, 2005, relating to the registration of an additional 750,000 shares issuable under the 2000 Employee Stock Purchase Plan;

•	Registration Statement No. 333-111803, filed on January 9, 2004, relating to the registration of an additional 463,519 shares issuable under the 2000 Stock Incentive Plan;

•	Registration Statement No. 333-102060, filed on December 20, 2002, relating to the registration of an additional 1,222,281 shares issuable under the 2000 Stock Incentive Plan;

•	Registration Statement No. 333-65044, filed on July 13, 2001, relating to the registration of an additional 1,619,992 shares issuable under the 2000 Stock Incentive Plan;

•

Registration Statement No. 333-50418, filed on November 21, 2000, relating to the registration of (i) 42,996 shares issuable under the Flashpoint, Inc. 1990 Incentive Stock Option Plan and (ii) 173,598 shares issuable under the Flashpoint, Inc. 1997 Incentive Stock Option Plan;

•

Registration Statement No. 333-50202, filed on November 17, 2000, relating to the registration of (i) 1,350,000 shares issuable under the 2000 Stock Incentive Plan and (ii) 750,000 shares issuable under the 2000 Employee Stock Purchase Plan;

•	Registration Statement No. 333-78473, filed on May 14, 1999, relating to the registration of 300,000 shares issuable under the 1998 Director Stock Option Plan, as amended;

•	Registration Statement No. 333-78471, filed on May 14, 1999, relating to the registration of 750,000 shares issuable under the 1998 Employee Stock Purchase Plan, as amended;

•	Registration Statement No. 333-78469, filed on May 14, 1999, relating to the registration of 315,000 shares issuable under the Amended and Restated 1989 Stock Option Plan, as amended; and

•	Registration Statement No. 333-78467, filed on May 14, 1999, relating to the registration of 2,700,000 shares issuable under the Amended and Restated 1997 Stock Incentive Plan, as amended.

On December 16, 2021, Bottomline entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bottomline Intermediate Holdings III, LLC (formerly known as Project RB Parent, LLC), a Delaware limited liability company (“Parent”), and Project RB Merger Sub, Inc., a Delaware corporation (“Merger Sub”). Pursuant to the Merger Agreement, on May 13, 2022, Merger Sub merged with and into Bottomline with Bottomline surviving the merger as a wholly-owned subsidiary of Parent.

As a result of the consummation of the transactions contemplated by the Merger Agreement, Bottomline has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with the undertakings made by Bottomline in the Registration Statements to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering, Bottomline hereby removes and withdraws from registration any and all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on May 13, 2022.

BOTTOMLINE TECHNOLOGIES, INC.

By:	/s/ Eric Morgan
Name:	Eric Morgan
Title:	Executive Vice President, Global Controller

Note: Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statements.